UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 4, 2011
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On August 4, 2011, Medicis Pharmaceutical Corporation (the “Company”) entered into a License and Settlement Agreement (the “Settlement Agreement”) with Nycomed US, Inc. (collectively with its affiliates, “Nycomed”). In connection with the Settlement Agreement, the Company and Nycomed agreed to terminate all legal disputes between them relating to the Company’s VANOS® (fluocinonide) Cream, 0.1%. In addition, Nycomed confirmed that certain of the Company’s patents relating to VANOS are valid and enforceable, and cover Nycomed’s activities relating to its generic products under its Abbreviated New Drug Application No. 20-0735. Further, subject to the terms and conditions contained in the Settlement Agreement, the Company agreed to grant to Nycomed, effective December 15, 2013, or earlier upon the occurrence of certain events, a license to make and sell generic versions of VANOS products. Upon commercialization by Nycomed of generic versions of VANOS products, Nycomed will pay the Company a royalty based on sales of such generic products.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicis Pharmaceutical Corporation
Date: August 10, 2011	By:	/s/ Seth L. Rodner
Seth L. Rodner
Senior Vice President, General Counsel and Corporate Secretary